Exhibit 99.1

Contact: Yvonne Gill
November 25, 2009	570-724-0247
yvonneg@cnbankpa.com

CITIZENS & NORTHERN CORPORATION ANNOUNCES PRICING OF PUBLIC OFFERING

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (the “Company”) (NASDAQ: CZNC) announced today that it has priced a public offering of 2,500,000 million shares of common stock at $8.00 per share for gross proceeds of approximately $20 million.  The Company expects to close the sale of the shares of common stock on or about December 1, 2009, subject to customary closing conditions.  Sandler O’Neill + Partners, L.P. is acting as the sole book-running manager and Boenning & Scattergood, Inc. is acting as co-manager for the offering.  The underwriters will have a 30-day option to purchase up to an additional 375,000 shares of common stock from the Company at the offering price to cover over-allotments, if any.

“Raising this capital enhances our already well-capitalized financial position,” said Craig G. Litchfield, Chairman, President and Chief Executive Officer.  “I believe raising the additional capital allows us to move forward from a position of strength, and is in the best interests of our shareholders, customers, communities and employees.”

Additional Information Regarding the Offering

Citizens & Northern has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates.  Prospective investors should read the prospectus in that registration statement, the prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering.  Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, copies of the prospectus supplement and the prospectus related to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, (800) 635-6859, or from Eugene Bodo, Boenning & Scattergood, Inc., Four Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, PA 19428, at (800) 883-1212 or (610) 862-5368.

This release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Citizens & Northern Corporation

With approximately $1.3 billion in assets, Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank.  Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices located throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania.  First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. The Company and Citizens & Northern Bank can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s common stock is listed on the NASDAQ Capital Market under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.